        As filed with the Securities and Exchange Commission on August 12, 1996
                                                      Registration No. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                            ------------------------------

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                 -------------------

                                   ALZA CORPORATION
                (Exact name of registrant as specified in its charter)

         DELAWARE                                     77-0142070
(State or other jurisdiction of             (I.R.S. employer identification
incorporation or organization)                          number)


  950 PAGE MILL ROAD, P.O. BOX 10950, PALO ALTO, CALIFORNIA 94303-0802
                                (415) 494-5000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   BRUCE C. COZADD
                      VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                   ALZA CORPORATION
                          950 PAGE MILL ROAD, P.O. BOX 10950
                           PALO ALTO, CALIFORNIA 94303-0802
                                    (415) 494-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
              with copies of all orders, notices and communications to:


                                   SARAH A. O'DOWD
                           HELLER EHRMAN WHITE & MCAULIFFE
                                525 UNIVERSITY AVENUE
                             PALO ALTO, CALIFORNIA 94301
                                    (415) 324-7000

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

                           -------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest investment plans, please check the following box. / /

    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act Registration number of the earlier effective registration statement for the same offering. / / ________________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933 as amended, check the following box and list the Securities Act of 1933, as amended, registration number of the earlier effective registration statement for the same offering. / / ________________


                                                  CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                     Proposed               Proposed
                                                   Amount             Maximum                Maximum
              Title of Class of                    to be          Aggregate Price           Aggregate               Amount of
         Securities to be Registered             Registered        Per Share (1)        Offering Price(1)        Registration Fee
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.01 per share                                   1,000,000           $25.375               $25,375,000                $8,750.00
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                                SUBJECT TO COMPLETION
                     PRELIMINARY PROSPECTUS DATED AUGUST 12, 1996


PROSPECTUS

                                   1,000,000 SHARES

                                   ALZA CORPORATION



                                  ------------------


    The 1,000,000 shares (the "Shares") of Common Stock, $.01 par value (the "Common Stock"), of ALZA Corporation ("ALZA") covered by this prospectus (the "Prospectus") are being offered by the holder of the Shares (the "Selling Stockholder") named in the Prospectus. The Shares offered by the Selling Stockholder were acquired by the Selling Stockholder upon exercise of warrants to purchase ALZA Common Stock (the "Warrants"). The Warrants were issued in 1991 and were purchased from the original holder of the Warrants by the Selling Stockholder on the open market.

    Some or all of the Shares covered by this Prospectus may be offered for sale from time to time by the Selling Stockholder at such prices and on such terms as may then be obtainable, in negotiated transactions or otherwise. This Prospectus may be used by the Selling Stockholder or by any broker-dealer who may participate in the sale of the Shares covered hereby. The Selling Stockholder will pay all commissions, transfer taxes and other expenses associated with the sale of the Shares by the Selling Stockholder and the expenses of the preparation of this Prospectus. ALZA has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Upon exercise of the Warrants, ALZA received proceeds totalling $25 million. ALZA will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.

    ALZA's Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "AZA". On August 9, 1996, the closing price of the Common Stock as reported on the NYSE was $25.25 per share.

    SEE "RISK FACTORS" ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CAREFULLY CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OFFERED HEREBY.



                                   ----------------



            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
             OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
                 OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                        TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                AVAILABLE INFORMATION

    ALZA is subject to the informational requirements of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained at prescribed rates from the Commission at such address. Such reports, proxy statements and other information can also be inspected at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10019 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, such reports, proxy statements and other information concerning ALZA may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

    ALZA has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Shares offered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to ALZA and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and copies of which may be obtained from the Commission upon payment of the prescribed fees.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, which have been filed by ALZA with the Commission, are hereby incorporated by reference in this Prospectus:

         (a) ALZA's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         (b) ALZA's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

         (c) The description of the Common Stock contained in ALZA's registration statement on Form 8-A filed May 14, 1992 under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

    All documents filed by ALZA pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Upon written or oral request directed to Corporate and Investor Relations, ALZA Corporation, 950 Page Mill Road, P.O. Box 10950, Palo Alto, California 94303-0802, telephone (415) 494-5222, ALZA will provide, without charge, to any person to whom this Prospectus is delivered, a copy of any document incorporated by reference in this Prospectus (not including exhibits to any such document except to the extent any such exhibits are specifically incorporated by reference in the information incorporated in this Prospectus).

                                  PROSPECTUS SUMMARY

    STATEMENTS MADE IN THIS PROSPECTUS RELATING TO PRODUCT DEVELOPMENT, MANUFACTURING AND MARKETING, OR THAT OTHERWISE RELATE TO FUTURE PERIODS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN RISKS DESCRIBED IN THIS PROSPECTUS (INCLUDING ALZA'S ANNUAL REPORT ON FORM 10-K FOR 1995 AND OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE).

                                         ALZA

    ALZA is a leader in the development and commercialization of innovative pharmaceutical products that incorporate drugs into advanced dosage forms designed to provide controlled, predetermined rates of drug release for extended time periods. By administering drugs in preset patterns and by alternative routes, ALZA's advanced dosage forms, called therapeutic systems, can add medical and economic value to drug therapies by minimizing their unpleasant or harmful side effects, optimizing their beneficial actions, simplifying drug therapy, and increasing patient compliance by decreasing the frequency with which medication must be administered.

    Historically, most of ALZA's product development activities have been undertaken pursuant to joint development and commercialization agreements with pharmaceutical companies. These agreements normally provide for the pharmaceutical company client to reimburse ALZA for costs incurred in product development and clinical evaluation of a specified product, including a portion of general and administrative expenses. The client receives marketing rights to the product and ALZA receives royalties on the client's sales of the product. Generally ALZA manufactures all or a portion of the client's requirements of the product. Among the ALZA-developed products commercialized to date by client companies are Procardia XL-Registered Trademark- (nifedipine) extended release tablets for the treatment of angina and hypertension, Duragesic-Registered Trademark- (fentanyl transdermal system) CII for the management of chronic pain in patients who require continuous opioid analgesia for pain that cannot be managed by lesser means, Transderm-Nitro-Registered Trademark- (nitroglycerin transdermal system), a once-daily product for the prevention of angina pectoris due to coronary artery disease, and Nicoderm-Registered Trademark- (nicotine transdermal system), an aid in smoking cessation for relief of nicotine withdrawal symptoms.

    The United States health care industry has changed dramatically in the last several years. Pharmaceutical companies have reduced sales forces, acquired pharmacy benefit companies, and built alliances in an effort to cut costs, secure market share, and improve research and development productivity. In this environment, every new pharmaceutical product must add value to the health care marketplace. These changes have created a unique opportunity for ALZA.

    Beginning in the early 1990s and accelerating over the past several years, ALZA has embarked on a three-part strategy to capitalize on the opportunities created by the new health care marketplace. First, ALZA has continued its traditional product development arrangements with client companies.

    Second, ALZA has expanded its commercialization capabilities and activities through its ALZA Pharmaceuticals division. In 1994, ALZA Pharmaceuticals introduced in the United States the Testoderm-Registered Trademark- (testosterone transdermal system) CIII for hormone replacement therapy in males for conditions associated with a deficiency or absence of endogenous testosterone. Also during 1994, ALZA's sales force began to co-promote in the United States two products developed by ALZA under agreements with client companies -- Duragesic-Registered Trademark- with Janssen Pharmaceutica, Inc. ("Janssen"), and Glucotrol XL-Registered Trademark- (glipizide) with Pfizer Inc. ("Pfizer"). In April 1996, ALZA Pharmaceuticals launched in the United States Ethyol-Registered Trademark- (amifostine), a unique agent developed by U.S. Bioscience, Inc. ("USB"), indicated for the reduction of cumulative renal toxicity associated with repeated administration of the chemotherapeutic drug cisplatin in patients with advanced ovarian cancer or advanced non-small cell lung cancer. ALZA has exclusive rights to market the product for five years, with an option to extend for one additional year; USB co-promotes the product with ALZA. In April 1996, ALZA also began promoting Mycelex-Registered Trademark- (clotrimazole ) Troche, an antifungal agent for the treatment of oral thrush, under a three year agreement with Bayer Corporation under which ALZA will receive payments based on net sales of the product above a specified base level. Beginning July 1, 1996, under an agreement with USB, ALZA began to co-promote with USB in the United States two USB products -- Hexalen-Registered Trademark- (altretamine), a product used in the treatment of advanced ovarian cancer, and NeuTrexin-Registered Trademark-
(trimetrexate glucuronate), an alternate therapy for the treatment of moderate-to-severe PNEUMOCYSTIS CARINII pneumonia. Sales of Hexalen-Registered Trademark- and NeuTrexin-Registered Trademark- will be recorded by USB and ALZA will receive payments based on net sales of the products. The term of the co-promotion is up to five years and ALZA will receive residual payments after that period. As part of its strategy to expand its commercialization activities, and in order to decrease ALZA's dependence on client companies, ALZA formed Therapeutic Discovery Corporation ("TDC") in 1993 to develop, with ALZA, a pipeline of products for commercialization by ALZA. ALZA and TDC currently are developing a range of products which are in various stages of development, including a number in Phase III clinical evaluation. There can be no assurance that any of these products will be successfully developed, or if successfully developed, that they can be successfully commercialized.

    Third, in order to extend ALZA's leadership in drug delivery technology, ALZA formed the ALZA Technology Institute ("ATI") in 1994. ATI is increasing ALZA's investment in the research and development of therapeutic systems, including systems for the delivery of biotechnology compounds and for use in gene therapy.

    In April 1996, ALZA completed a $500 million public offering of 5% convertible subordinated debentures due 2006 (the "Debentures"), which resulted in approximately $489 million of net proceeds to ALZA. Each Debenture is convertible, at the option of the holder, at any time prior to maturity, unless previously redeemed or repurchased, into shares of ALZA Common Stock at a conversion price of $38.19 per share, subject to certain anti-dilution adjustments. ALZA intends to use the proceeds of the Debentures offering for general corporate purposes, which may include expansion of ALZA's pharmaceutical business (including its sales and marketing activities), expansion of its research and development and manufacturing facilities, expenditures under existing or future joint ventures, partnerships or other similar agreements, the completion or continuation of the development of TDC products if ALZA exercises its right to license any or all of the TDC products or its purchase option with respect to TDC, the acquisition of assets, technologies, products and businesses to expand ALZA's operations, and working capital.

    ALZA's principal executive offices are located at 950 Page Mill Road, P.O. Box 10950, Palo Alto, California 94303-0802 and its telephone number is (415) 494-5000.

                                     RISK FACTORS

    Statements made in this Prospectus relating to product development, manufacturing and marketing, or that otherwise relate to future periods, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those anticipated in the forward-looking statements as a result of certain risks described below or elsewhere in this Prospectus (including ALZA's Annual Report on Form 10-K for 1995 and other documents incorporated herein by reference). Such risks should be considered carefully in evaluating the Shares and ALZA before purchasing the Shares offered hereby.

    DEPENDENCE ON RELATIONSHIPS WITH CLIENT COMPANIES. ALZA's net income currently results primarily from royalties and fees paid by client companies. Royalties and fees are derived from sales by the clients of products incorporating ALZA technologies, and therefore vary from quarter to quarter as a result of changing levels of product sales by client companies. Because ALZA's clients make all marketing and other commercialization decisions with respect to such products (including, in many cases, taking responsibility for obtaining necessary regulatory approvals), most of the variables that affect ALZA's royalties and fees are not directly within ALZA's control. In addition, ALZA's royalties and fees could be adversely affected by competition and pressures for cost containment. For the year ended December 31, 1995, Procardia XL-Registered Trademark- (nifedipine), marketed by Pfizer, accounted for more than 40% of ALZA's royalties and fees. Sales of Procardia XL-Registered Trademark- have been declining since 1995 and decreased by 19% during the second quarter of 1996 compared to the same period in 1995, as reported by Pfizer.

    UNCERTAINTIES RELATING TO RECENT AND PLANNED EXPANSION OF MARKETING AND MANUFACTURING ACTIVITIES. ALZA has recently expanded its commercialization activities. ALZA began marketing the Testoderm-Registered Trademark- (testosterone transdermal system) CIII in 1994, and is co-promoting Duragesic-Registered Trademark- (fentanyl transdermal system) CII with Janssen and Glucotrol XL-Registered Trademark- (glipizide) with Pfizer. ALZA has also recently launched Ethyol-Registered Trademark- (amifostine), began promoting Mycelex-Registered Trademark- (clotrimazole) Troche and began co-promoting Hexalen-Registered Trademark- (altretamine) and NeuTrexin-Registered Trademark- (trimetrexate glucuronate). ALZA intends to expand its commercialization activities as a result of its arrangements with TDC, and under additional arrangements with third parties (which could include the acquisition or license of products and/or technologies). While the activities with TDC and other third parties are intended to result in a valuable pipeline of products for marketing by ALZA, there can be no assurance that this will be the case, nor can there be any assurance generally that ALZA's commercialization activities will be successful. ALZA also has expanded and is continuing to expand its manufacturing facilities in anticipation of future manufacturing needs. Utilization of these facilities in any quarter depends on many factors, including client orders, product approvals, product launches and sales levels, most of which are outside of ALZA's control. There can be no assurance that ALZA's manufacturing activities will be profitable.

    VOLATILITY OF SECURITIES PRICES. The market prices of ALZA's securities are subject to significant fluctuations in response to variations in quarterly operating results, announcements of new commercial products by ALZA or its competitors, developments or disputes concerning patent or proprietary rights, regulatory developments in both the U.S. and foreign countries, health care reform and regulation, and economic and other external factors. In addition, the pharmaceutical sector of the stock market has in recent years experienced significant price fluctuations. Such fluctuations, as well as economic conditions generally, may adversely affect the market price of ALZA's securities, including its Common Stock.

    UNCERTAINTIES CONCERNING EFFECTS OF CHANGES IN U.S. HEALTH CARE MARKET.
The U.S. health care industry has continued to change rapidly as the public, government, medical practitioners and the pharmaceutical industry focus on ways to expand medical coverage while controlling the growth in health care costs. Legislative changes continue to be proposed, many of which, if enacted, could put significant pressures on the prices charged for pharmaceutical products. Similarly, prescription drug reimbursement practices and the growth of large managed care organizations, as well as generic and therapeutic substitution (substitution of a different product for the same indication), could significantly affect ALZA's business.

    ARRANGEMENTS POTENTIALLY INHIBITING A CHANGE IN CONTROL OF ALZA. Certain provisions of ALZA's Certificate of Incorporation, the Liquid Yield Option Notes due 2014 ("LYONs") and the Debentures may inhibit a change in control of ALZA. The provisions of ALZA's Certificate of Incorporation granting the Board of Directors the authority to issue shares of Preferred Stock with such terms as the Board of Directors may determine, classifying ALZA's Board of Directors, preventing stockholders from calling special meetings of ALZA's stockholders and requiring supermajority votes in the event of certain proposed business combinations may inhibit any change in control of ALZA. Provisions in the Debentures and the outstanding LYONs grant the holders of these securities the right to require ALZA to repurchase all or any part of the Debentures and the LYONs in the event of a change in control, which may also inhibit any change in control of ALZA.

                                   USE OF PROCEEDS

    ALZA will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

                                 PLAN OF DISTRIBUTION

    All or a portion of the Shares of Common Stock offered hereby by the Selling Stockholder may be delivered and/or sold in transactions from time to time on the NYSE at prices and at terms prevailing at the time, at prices and at terms related to such prevailing prices or at negotiated prices and terms and/or may also be used in connection with hedging transactions with broker-dealers or to engage in short sales to cover any short positions previously established. The Shares may be sold by one or more of the following methods: (i) a block trade in which a broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus;
(iii) an exchange distribution in accordance with the rules of such exchange; and (iv) ordinary brokerage transactions in which the broker solicits purchasers. The Selling Stockholder may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus. The Selling Stockholder may also loan or pledge the Shares to a broker-dealer and the broker-dealer may sell Shares so loaned or upon default the broker-dealer may effect sales of the pledged Shares pursuant to this Prospectus. The Selling Stockholder may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder. In effecting sales, broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in the resales. The Selling Stockholder and any broker-dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and any profits realized on the sale of Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholder may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. In addition, ALZA has agreed to indemnify the Selling Stockholder with respect to the Shares offered hereby against certain liabilities, including, without limitation, certain liabilities under the Securities Act, or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

    Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholder (and, if they act as agent for the purchaser of such Shares, from such purchaser). Broker-dealers may agree with the Selling Stockholder to sell a specified number of Shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above. To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing (a) the name of any such broker-dealers, (b) the number of Shares involved, (c) the price at which such Shares are to be sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

    The Shares offered hereby are being registered pursuant to contractual obligations of the Company. The Selling Stockholder will pay all commissions, transfer taxes, and other expenses associated with the sale of securities by the Selling Stockholder and the expenses of the preparation of this Prospectus. ALZA has not made any underwriting arrangements with respect to the sale of Shares offered hereby.

                                 SELLING STOCKHOLDER

    The following table sets forth certain information regarding beneficial ownership of ALZA's Common Stock by Selling Stockholder as of June 30, 1996 and as adjusted to reflect the sale by the Selling Stockholder of Shares offered by this Prospectus.


                             SHARES                              SHARES
                        BENEFICIALLY OWNED                 BENEFICIALLY OWNED
                        PRIOR TO OFFERING(1)    SHARES     AFTER OFFERING(1)(2)
                        --------------------    TO BE      --------------------
SELLING STOCKHOLDER     NUMBER        PERCENT    SOLD      NUMBER        PERCENT
- -------------------     ------        -------    ----      ------        -------

Goldman, Sachs & Co.   1,000,000       1.19%   1,000,000     0              0%

- -------------------------

(1) Applicable percentage of ownership is based on 84,282,497 shares of Common Stock outstanding as of June 30, 1996.

(2) Assumes the sale of all Shares of Common Stock covered by this Prospectus.

                                    LEGAL MATTERS

    The validity of the issuance of the Shares will be passed upon by Peter D. Staple, Vice President and General Counsel of ALZA.

                                       EXPERTS

    The consolidated financial statements and financial statement schedule of ALZA Corporation appearing or incorporated by reference in ALZA's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses in connection with the distribution of the securities being registered, all of which will be paid by the Selling Stockholder, are estimated as follows:

  Securities and Exchange Commission Registration Fee. . .      $ 8,750.00
  Blue Sky Fees and Expenses*. . . . . . . . . . . . . . .        2,000.00
  Legal Fees and Expenses* . . . . . . . . . . . . . . . .        5,000.00
  Accounting Fees and Expenses*. . . . . . . . . . . . . .       11,000.00
  Miscellaneous* . . . . . . . . . . . . . . . . . . . . .        3,250.00
                                                                ----------
              Total. . . . . . . . . . . . . . . . . . . .      $30,000.00
                                                                ----------
                                                                ----------

- --------------

*Estimated


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his or her fiduciary duty as a director, except in the case where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. ALZA's Certificate of Incorporation contains a provision that eliminates directors' personal liability as set forth above.

    Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

    In addition, Article 9 of ALZA's Certificate of Incorporation provides as follows:

    LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS.

    (a) ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

    (b)  INDEMNIFICATION AND INSURANCE.

              (1) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), because he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), whether the basis of the proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than that law permitted the corporation to provide before such amendment), against all expense, liability and loss (including attorneys' fees, judgments, penalties, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred by this Section shall be a contract right which may not be retroactively amended and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service with respect to an employee benefit plan) in advance of the final disposition of the proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if ultimately it shall be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the indemnification of directors and officers.

              (2) NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

              (3) INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    ALZA has purchased directors and officers liability insurance which would indemnify the directors and officers of ALZA against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 16.  EXHIBITS.

   5.1    Opinion of General Counsel of ALZA as to legality of Common Stock
  23.1    Consent of Ernst & Young LLP, Independent Auditors
  23.2 Consent of General Counsel of ALZA (included in opinion filed as Exhibit 5.1 to this Registration Statement)
  24.1    Power of Attorney (included on page II-4)

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, State of California, on August 9, 1996.

                                       ALZA CORPORATION

                                       /s/ Ernest Mario
                                       ----------------------------------------
                                       Dr. Ernest Mario,
                                       Co-Chairman and Chief Executive Officer


                                  POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Ernest Mario and Bruce C. Cozadd his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

        Signature                        Title                        Date
        ---------                        -----                        ----

/s/ Alejandro Zaffaroni   Co-Chairman of the Board and Director   August 9, 1996
- -----------------------
Dr. Alejandro Zaffaroni

/s/ Ernest Mario          Co-Chairman of the Board, Chief         August 9, 1996
- -----------------------   Executive Officer and Director
Dr. Ernest Mario          (Principal Executive Officer)

/s/ William G. Davis      Director                                August 9, 1996
- -----------------------
William G. Davis

/s/ Robert J. Glaser      Director                                August 9, 1996
- -----------------------
Dr. Robert J. Glaser


/s/ Dean O. Morton        Director                                August 9, 1996
- -----------------------
Dean O. Morton

/s/ Isaac Stein           Director                                August 9, 1996
- -----------------------
Isaac Stein

/s/ Julian N. Stern       Director                                August 9, 1996
- -----------------------
Julian N. Stern

/s/ Bruce C. Cozadd       Vice President and Chief Financial      August 9, 1996
- -----------------------   Officer (Principal Financial and
Bruce C. Cozadd           Accounting Officer)